PROCEEDS ESCROW AGREEMENT

     PROCEEDS ESCROW AGREEMENT ("Agreement") dated as of February 21, 2002, by and between Silicon South, Inc., a Nevada corporation (the "Company") and Escrow Specialists of Salt Lake City, Utah (the "Escrow Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Company intends to engage in a private offering of certain of its securities (the "Offering"), which Offering contemplates minimum aggregate offering proceeds of $75,000 and maximum aggregate offering proceeds of $100,000;

     WHEREAS, there will be deposited into an escrow account with Escrow Agent from time to time funds from prospective investors who wish to subscribe for securities offered in connection with the Offering ("Subscribers"), which funds will be held in escrow and distributed in accordance with the terms hereof; and

     WHEREAS, the Escrow Agent is willing to act as an escrow agent in respect of the Escrow Funds (as hereinafter defined) upon the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1.     Appointment of Escrow Agent.  The Company hereby appoints the Escrow
            ---------------------------
Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

     2.     Delivery  of  Escrow  Funds.
            ---------------------------

          (a) The Company shall deliver to the Escrow Agent checks or wire transfers made payable to the order of "Escrow Specialists, Silicon South, Inc., Escrow Account" together with the Subscribers mailing address. The funds delivered to the Escrow Agent shall be deposited by the Escrow Agent into a non-interest-bearing account designated "Escrow Specialists, Silicon South, Inc., Escrow Account" (the "Escrow Account") and shall be held and distributed by the Escrow Agent in accordance with the terms hereof. The collected funds deposited into the Escrow Account are referred to herein as the "Escrow Funds." The Escrow Agent shall acknowledge receipt of all Escrow Funds by notifying the Company of deposits into the Escrow Account in the Escrow Agent's customary manner no later than the next business day following the business day on which the Escrow Funds are deposited into the Escrow Account.

          (b) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Company.


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     3.     Investment  of  the Escrow Funds.  The Escrow Account shall not bear
            --------------------------------
interest and no other investment of the Escrow Funds shall be made while held by the Escrow Agent.

     4.     Release  of  Escrow  Funds.  The  Escrow  Funds shall be paid by the
            --------------------------
Escrow  Agent  in  accordance  with  the  following:

          (a) Provided that the Escrow Funds total at least $75,000 at or before 4:00 p.m., Salt Lake City time, on ___________________, 2002, (or
__________________, 2002 if extended by the Company by written notice to the Escrow Agent given on or before ______________, 2002), or on any date prior thereto, the Escrow Funds (or any portion thereof) shall be paid to the Company or as otherwise instructed by the Company, within one (1) business day after the Escrow Agent receives a written release notice in substantially the form of Exhibit A attached hereto (a "Release Notice") signed by an authorized person of
---------
the Company and thereafter, the Escrow Account will remain open for the purpose of depositing therein the subscription price for additional securities sold by the Company in the Offering, which additional Escrow Funds shall be paid to the Company or as otherwise instructed by the Company upon receipt by the Escrow Agent of a Release Notice as described above; and

          (b) if the Escrow Agent has not received a Release Notice from the Company at or before 4:00 p.m. Salt Lake City time, on _______________, 2002, (or _______________, 2001 if extended by the Company by written notice to the Escrow Agent given on or before ____________________, 2002), and the Escrow Funds do not total at least $75,000 at such time and date, then the Escrow Funds shall be returned to Subscribers.

In the event that at any time the Escrow Agent shall receive from the Company written instructions signed by an individual who is identified on Exhibit B
                                                                       ---------
attached hereon as a person authorized to act on behalf of the Company, requesting the Escrow Agent to refund to a Subscriber the amount of a collected check or other funds received by the Escrow Agent, the Escrow Agent shall make such refund to the Subscriber within one (1) business day after receiving such instructions.

     5.     Limitation of Responsibility and Liability of the Escrow Agent.  The
            --------------------------------------------------------------
Escrow  Agent:

          (a) shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence and willful misconduct;

          (b) shall be authorized to rely upon all written instructions and/or communications of the non-bank Party which appear to be valid on their face;

          (c) shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property;

          (d) may consult with legal counsel of its choice with regard to any legal question arising in connection with this duties or responsibilities


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hereunder, and shall have no liability or responsibility by reason of any action it  may  take  or  fail to take in accordance with the opinions of such counsel;

          (e) acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same; and

          (f) shall be entitled to comply with any final order, judgment or decree of a court of competent jurisdiction, and/or with the consistent written instructions from the non-bank Party.

     6.     Costs and Expenses.  The fee of the Escrow Agent is $100.00, receipt
            ------------------
of which is hereby acknowledged. In addition, if the Escrow Funds are returned to subscribers under 4(b), above, the Escrow Agent shall receive a fee of $_____________ per check for such service. The fee agreed on for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event that the conditions of this Agreement are not fulfilled, the Escrow Agent renders any material service not contemplated by this Agreement, there is any assignment of interest in the subject matter of this Agreement, there is any material modification hereof, any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation, or event and the same may be recoverable only from the Company.

     7.     Notices.  All  notices  and  communications  shall be deemed to have
            -------
been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid, addressed as provided below; when transmission is verified, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery;

          To  the  Company:        Silicon  South,  Inc.
                                   20  Paso  Del  Rio
                                   Carmel  Valley,  CA  93924
                                   Attn:  Mathew  Rule

          To  Escrow  Agent:       Escrow  Specialists
                                   P.  O.  Box  3287
                                   Ogden,  UT  84409
                                   Attn:  Dennis  Simpson

Any party may change its address by providing written notice of such change to the other parties hereto.

     8.     Resignation  by Escrow Agent.  Upon thirty (30) calendar days' prior
            ----------------------------
written  notice  to  the non-bank Party delivered or sent as required above, the


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Escrow  Agent  shall  have  the right to resign as escrow agent hereunder and to thereby terminate its duties and responsibilities hereunder, and shall thereupon be released from these instructions. Upon resignation by the Escrow Agent, the Escrow Agent shall provide the non-bank Party with sufficient information concerning the status of the Escrow Fund to enable the non-bank parties to provide the same to a successor escrow agent.

     9.     Termination  of  Escrow  Agreement.  The  Escrow  Agent's
            ----------------------------------
responsibilities thereunder shall terminate at such time as the Escrow Fund shall have been fully disbursed pursuant to the terms hereof, or upon earlier termination of this escrow arrangement pursuant to written instructions executed by the non-bank Party. Such written notice of earlier termination shall include instruction to the Escrow Agent for the distribution of the Escrow Fund.

     10.     Entire Agreement.  This Agreement contains the entire understanding
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by  and  among  the  parties  hereto;  there  are  no  promises,  agreements, understandings, representations or warranties, other than as herein set forth. No change or modification of this Agreement shall be valid or effective unless the same is in writing and is signed by all of the parties hereto.

     11.     Applicable  Law,  Successors  and Assigns.  This Agreement shall be
             -----------------------------------------
governed in all respects by the laws of the state of Utah, and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

                         SILICON  SOUTH,  INC.

                              /s/

                              By:  Mathew  Rule
                              Its:  President


                         ESCROW  SPECIALISTS

                              /s/

                              By:  Dennis  Simpson
                              Its:  Owner


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                                    EXHIBIT A
                                    ---------

                                 Release Notice


ESCROW  SPECIALISTS


Gentlemen:


     The undersigned hereby authorize and instruct ESCROW SPECIALISTS, escrow agent, to release [$______________] of Escrow Funds from the Escrow Account and to deliver such funds as follows:

                         [Insert Delivery Instructions]

     IN WITNESS WHEREOF, this release has been executed on ________________, 2002.

                         SILICON  SOUTH,  INC.


                         _________________________________
                              By:  Mathew  Rule
                              Its:  President


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                                    EXHIBIT B
                                    ---------

                              Authorized Personnel

The Escrow Agent is authorized to accept instructions and notices signed or believed by the Escrow Agent to be signed by any one of the following each of whom is authorized to act on behalf of the Company:

On  Behalf  of  SILICON  SOUTH,  INC.

Name                    Title                    Signature
----                    -----                    ---------


Mathew  Rule           President                    /s/


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